Exhibit 10.2

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (this “Assignment”) has been executed as of this 20 day of December, 2012, by TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company, (“Assignor”) and GGT TRG GRAND LAKES TX, LLC, a Delaware limited liability company (“Assignee”).

R E C I T A L S:

A. Parkside/Grand Reserve, Ltd., a Texas limited partnership, (“Seller”) and Assignor entered into that certain Purchase and Sale Agreement dated effective February 10, 2012, (as amended, the “Agreement”) for the purchase by Assignor from Seller of approximately 14.45 acres of real property described on Exhibit A attached hereto.

B. Seller and Assignor executed that certain Amendment to Purchase and Sale Agreement dated effective July 2, 2012, that certain Second Amendment to Purchase and Sale Agreement dated effective August 21, 2012, that certain Third Amendment to Purchase and Sale Agreement dated effective September 24, 2012, and that certain Fourth Amendment to Purchase and Sale Agreement dated effective December 7, 2012.

C. Assignor has agreed to assign, and Assignee has agreed to acquire, Assignor’s right to purchase the Property under and in accordance with the terms of the Agreement.

NOW, THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge and confessed, the parties do hereby agree as follows:

1. Assignor hereby assigns to Assignee all of Assignor’s rights under the Agreement and Assignee hereby assumes all obligations and liabilities of Assignor under the Agreement. Assignor is released from any obligations or liabilities relating to the Agreement from and after the date of this Assignment.

2. Assignor hereby transfers and assigns to Assignee any and all Earnest Money Deposits paid by Assignor under the Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Assignment has been duly executed and delivered by Assignor and Assignee as of the date first above written.

ASSIGNOR:

TRINSIC ACQUISITION COMPANY, LLC, a Delaware limited liability company,

By:	/S/ Brian J. Tusa
Brian Tusa, President

ASSIGNEE:

GGT TRG GRAND LAKES TX, LLC, a Delaware limited liability company

By:	TRG Grand Corner, L.P., a Delaware limited partnership, its Operating Member

By:	TRG-Grand Corner GP, LLC, a Delaware limited liability company, its general partner

By:	/S/ Brian J. Tusa
Brian Tusa, President

EXHIBIT A

That certain 14.45 acre tract of land described as Tract “B”, Part 2 of Grand Corner Reserves, Fort Bend County, Texas, recorded in the map of plat thereof under Plat No. 20080092 of the Official Public Records of Fort Bend County, Texas.

Exhibit A